EXHIBIT 99.1

                                                  As Amended on January 27, 2000

                       ST. MARY LAND & EXPLORATION COMPANY
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                                STOCK OPTION PLAN
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                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
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         1.1 Establishment.  St. Mary Land &  Exploration  Company,  a Delaware
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corporation (the "Company"), hereby establishes a stock option plan for key employees, consultants and members of the Board of Directors of the Company or of a subsidiary of the Company, providing material services to the Company, which shall be known as the ST. MARY LAND & EXPLORATION COMPANY STOCK OPTION PLAN (the "Plan"). The Company shall enter into Option agreements with Optionees pursuant to the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance shareholder value by
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attracting, retaining and motivating key employees, consultants and members of the Board of Directors of the Company and of a subsidiary of the Company by providing them with a means to acquire a proprietary interest in the Company's success.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
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         All current and former employees, consultants and members of the Board of Directors of the Company (the "Board"), and of any subsidiary of the Company, are eligible to participate in the Plan and receive Options under the Plan. Optionees under the Plan shall be selected by the Board, in its sole discretion, from among those current and former employees, consultants and members of the Board of the Company, and of any subsidiary of the Company, who, in the opinion of the Board, are or were in a position to contribute materially to the Company's continued growth and development and to its long-term success.

                                   ARTICLE III
                                 ADMINISTRATION
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     Administration.  The Board shall be responsible for administering the Plan.
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          (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company with respect to the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board with respect to the Plan and Options granted under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

          (b) At the discretion of the Board the Plan may be administered by a Committee of two or more non-employee Directors appointed by the Board (the "Committee"). The members of the Committee may be Directors who are eligible to receive Options under the Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolutions to provide for the creation and issuance of any Option, to fix the terms upon which and the time or times at or within which, and the price or prices at which any shares may be purchased from the Company upon the exercise of an Option. Such terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing an Option, and shall be consistent with the provisions of the Plan.

          (c) Where a Committee  has been created by the Board  pursuant to this
     Article III, references in the Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by the Plan or by the Board.

          (d) No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                                   ARTICLE IV
                            STOCK SUBJECT TO THE PLAN
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         4.1 Number.  The total  number of shares of common stock of the Company
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(the "Stock") hereby made available and reserved for issuance under the Plan upon exercise of Options shall be 1,650,000 shares. Notwithstanding anything to the contrary contained in the foregoing, to the extent that options are issued under any Incentive Stock Option Plan adopted by the Company, the shares of common stock reserved for issuance pursuant to Options granted under this Plan shall be reduced. The aggregate number of shares of Stock available under the Plan shall be subject to adjustment as provided in Section 4.3.

         4.2 Unused Stock. If an Option shall expire or terminate for any reason
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without having been exercised in full, or if an "immaculate cashless exercise" (as described in Section 5.4) results in the issuance of a reduced number of shares in satisfaction of an option grant, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

         4.3 Adjustment  in  Capitalization.  In  the event of any change in the
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outstanding shares of Stock of the Company by reason of a stock dividend or split, recapitalization, reclassification, or other similar capital change, the aggregate number of shares of Stock set forth in Section 4.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case, the number and kind of shares of Stock that are subject to any Option and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                                    ARTICLE V
                             TERMS OF STOCK OPTIONS
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         5.1 Grant of Options. Subject to Section 4.1, Options may be granted to
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current and former employees, consultants and members of the Board of the Company and of any subsidiary of the Company at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such current and former employees, consultants and members of the Board, their present and potential contributions to the Company and such other factors as the Board in its discretion shall deem relevant.

         5.2 Option  Agreement;  Terms and Conditions to Apply Unless  Otherwise
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Specified. As determined by the Board on the date of grant, each Option shall be
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evidenced by an option agreement (the "Option Agreement") that specifies: the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; such vesting or exercisability restrictions which the Board may impose; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

          (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

               (i)   Term.The duration of the Option shall be for ten years from
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          the date of grant.

               (ii)  Exercise  of  Option.  Unless an Option  is  terminated  as
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          provided hereunder, an Optionee may exercise an Option pursuant to a vesting and exercisability schedule as determined by the Board, which vesting and exercisability schedule shall provide that (A) an Option held by an Optionee who retires from employment with the Company after having both reached the age of sixty and completed twelve years of service with the Company shall continue to vest in accordance with the vesting schedule set forth in the applicable Option Agreement notwithstanding the termination of the Optionee's employment with the Company, provided that prior to the exercise of the Option such Optionee does not after such retirement become employed on a full-time basis by a competitor of the Company prior to reaching age sixty-five, and (B) an Option held by a non-employee Director of the Company who retires from the Board after completing at least five years of service to the Company shall become fully vested.

               (iii) Termination. Each Option granted pursuant to the Plan shall
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          expire upon the earliest to occur of:

                    (A) The date set forth in such  Option,  not to  exceed  ten years from the date of grant;

                    (B) The  completion  of the merger or sale of  substantially all of the Stock or assets of the Company with or to another company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger), provided that the Company shall have given the Optionee at least thirty days' prior written notice of its intent to enter into such merger or sale; or

                    (C) The  termination  of the  employment  of an Optionee for cause by the Company.

               (iv)  Acceleration.  An Option  shall  become  fully  vested  and
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          exercisable irrespective of its other provisions (A) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company in a transaction in which the Company is not the survivor, except for the merger of the Company into a wholly-owned subsidiary (and the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger); (B) upon termination of the Optionee's employment with the Company or a subsidiary thereof because of death, disability or normal retirement upon reaching the age of sixty-five; or (C) in the event that the Optionee is a non-employee member of the Company's Board of Directors, upon retirement from the Company's Board of Directors after reaching the age of seventy.

               (v)   Transferability.In addition to the Optionee, the Option may
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          be exercised, to the extent exercisable by the Optionee, by the person or persons to whom the Optionee's rights under the Option pass by will or the laws of descent and distribution, by the spouse or the descendants of the Optionee or by trusts for such persons, to whom or which the Optionee may have transferred the Option, or by legal representative of any of the foregoing. Any such transfer shall be made only in compliance with the Securities Act of 1933, as amended, and the requirements therefor as set forth by the Company.

                    (b) The Board shall be free to specify terms and  conditions other than and in addition to those set forth above, in its discretion.

                    (c) All Option  Agreements shall  incorporate the provisions of the Plan by reference.

         5.3 Option Price. No Option granted  pursuant to the Plan shall have an
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Option price that is less than the fair market value of Stock on the date the Option is granted, as determined by the Board. The Option exercise price shall be subject to adjustment as provided in Section 4.3 above.

         5.4 Payment.  Payment for all shares of Stock shall be made at the time
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that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if acceptable to the Board, in Stock, by the surrender of Option rights hereunder valued at the difference between the Option exercise price plus income taxes to be withheld, if any, and the fair market value of the common stock (referred to as "immaculate cashless exercise"), or in some other form.

                                   ARTICLE VI
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                      CERTIFICATES, SHAREHOLDER PRIVILEGES
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         6.1 Written  Notice.  An Optionee  wishing to exercise an Option  shall
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give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares of Stock acquired pursuant to the Option must accompany the written notice.

         6.2 Issuance of Stock Certificates. As soon as  practicable  after  the
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receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         6.3 Privileges  of a  Shareholder.  An  Optionee  or  any other  person
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entitled to exercise an Option under the Option Agreement shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                   ARTICLE VII
                               RIGHTS OF OPTIONEES
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         Nothing in the Plan shall interfere with or limit in any way the right of the Company or a subsidiary corporation to terminate any employee's or consultant's employment at any time, nor confer upon any employee or consultant any right to continue in the employ of the Company or a subsidiary corporation.

                                  ARTICLE VIII
                          AMENDMENT, MODIFICATION, AND
                             TERMINATION OF THE PLAN
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         The Board may at any time terminate and from time to time may amend or modify the Plan. Any amendment or modification of the Plan by the Board may be accomplished without approval of the shareholders of the Company, except in the event that shareholder approval of such amendment or modification is required by any law or regulation governing the Company.

        No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                   ARTICLE IX
                       ACQUISITION, MERGER OR LIQUIDATION
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         9.1 Acquisition.
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                  (a) In the event that an acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of such acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread"), determined by the Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Stock receivable upon exercise of the Options as being outstanding in determining the net amount per share.

                  (b) For purposes of this section, an "acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than fifty percent of the issued and outstanding shares of Stock of the Company. The Company shall have the above option to cancel Options regardless of how the acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

                  (c) Where the Company  does not exercise its option under this
         Section 9.1 the remaining provisions of this Article IX shall apply, to the extent applicable.

         9.2 Merger or  Consolidation.  If the  Company  shall be the  surviving
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corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation, provided that the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger.

         9.3 Other  Transactions.  A dissolution or a liquidation of the Company
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or a merger and consolidation in which the Company is not the surviving corporation (the Company shall not be considered the surviving corporation for purposes hereof if the Company is the survivor of a reverse triangular merger) shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then vested, subject to the other provisions of the Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder.

                                    ARTICLE X
                             SECURITIES REGISTRATION
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         10.1 Securities Registration.  In the event that the Company shall deem
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it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

         10.2 Representations.  Unless  the  Company  has  determined  that  the
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following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares of Stock pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof within the meaning of the Securities Act of 1933, and (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred without registration thereof. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing. To the extent permitted by law, including the Securities Act of 1933, nothing herein shall restrict the right of a person exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XI
                                 TAX WITHHOLDING
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        Whenever shares of Stock are to be issued in satisfaction of Options exercised under the Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any.

                                   ARTICLE XII
                                 INDEMNIFICATION
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         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's certificate of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or a Subsidiary Corporation may have to indemnify them or hold them harmless.

                                  ARTICLE XIII
                               REQUIREMENTS OF LAW
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         13.1 Requirements  of Law. The granting  of Options and the issuance of
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shares  of  Stock  upon the  exercise  of an  Option  shall  be  subject  to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          13.2 Governing Law. The Plan, and all agreements  hereunder,  shall be
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construed in accordance with and governed by the laws of the  State of Colorado.

                                   ARTICLE XIV
                             EFFECTIVE DATE OF PLAN
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         The Plan shall be effective on November 21, 1996.

                                   ARTICLE XV
                        NO OBLIGATION TO EXERCISE OPTION
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         The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

         THIS STOCK OPTION PLAN was adopted by the Board of Directors of St. Mary Land & Exploration Company on November 21, 1996, to be effective upon adoption, and was amended by the Board of Directors on January 31, 1997, on March 25, 1999 to increase the number of shares available for issuance under
Article IV to 1,650,000, and on January 27, 2000.

                         ST. MARY LAND & EXPLORATION COMPANY

                         By:     /s/ RICHARD C. NORRIS
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                                 Richard C. Norris

                         Title:  Vice President-Finance, Secretary and Treasurer